Sub-Item 77Q1(e)
       Copies of New or Amended Registrant Investment Advisory Agreements


A copy of the form of Investment Advisory Agreement between the Fund and Ironwood Investment Management, LLC, Exhibit (d)(1) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 13 on May 1, 2006, accession number 0001193125-06-095361.